                                                                      Exhibit 21


                      Mitchell Energy & Development Corp.
                                  SUBSIDIARIES


        Listings of the Company's major subsidiaries and partnership interests at January 31, 1997 follow. These entities, along with others which in the aggregate are not significant, are included in the financial statements appearing in the Company's Annual Report to Stockholders. Parent/subsidiary relationships are indicated by indentions. Except where otherwise indicated, each subsidiary is incorporated in Delaware and is 100% owned by its parent.

     CONSOLIDATED SUBSIDIARIES
     MND Energy Corporation
       Mitchell Energy Corporation
       Mitchell Gas Services, Inc. (MGS)*
         Liquid Energy Fuels Corporation (LEFC)
         Mitchell Louisiana Gas Services, Inc. (MLGS)
       Mitchell Marketing Company (Louisiana)
         Madison Gas Marketing Services (80% owned)

     The Woodlands Corporation (TWC)
       Mitchell Catamount, Inc. (Texas)
       MND Hospitality, Inc.
       The Woodlands Investment Group, Inc.
       The Woodlands Office Equities, Inc. (TWOE)

     MND Service, Inc.

     The Woodlands Venture Capital Company

     PARTNERSHIP INTERESTS (accounted for on equity basis)
     Austin Chalk Natural Gas Marketing Services (45% owned by Mitchell
       Marketing Company)
     Belvieu Environmental Fuels (33.33% owned by LEFC)
     C&L Processors Partnership (50% owned by MGS)
     Cochran's Crossing - 94 Limited (50% owned by TWC)
     Ferguson-Burleson County Gas Gathering System (45% owned by MGS) Gulf Coast Fractionators (38.75% owned by MGS)
     Louisiana Chalk Gathering System (50% owned by MLGS)
     Mitchell Mortgage Company, LLC (49% owned by TWC)
     PC Retail - 93 Limited Partnership (50% owned by TWC)
     Southwood Limited I (50% owned by TWC)
     The Woodlands Mall Associates (50% owned by TWC)
     UP Bryan Plant (45% owned by MGS)
     Woodlands Equity Partnership - 89 (50% owned by TWC)
     Woodlands Office Equities - '95 Limited (25% owned by TWOE)
     Woodlands Retail Equities - '96 Limited (25% owned by TWOE)

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*Does business as Liquid Energy Corporation and Southwestern Gas Pipeline, Inc.